Exhibit 99.1
PRESS RELEASE

Financial Contact:	Media Contact:
Kellie S. Pruitt	Robert Milligan
Chief Financial Officer	Senior Vice President of Corporate Finance
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480-258-6637	480-998-3478
kelliepruitt@htareit.com	robertmilligan@htareit.com
HEALTHCARE TRUST OF AMERICA, INC. REPORTS 6.3% INCREASE IN NORMALIZED FFO TO $0.17 PER DILUTED SHARE
Completed $156 Million of Q4 2013 Acquisitions
Q4 2013 Same-Property Adjusted NOI Increased 3.0%
Moody’s Upgrades Credit Rating to Baa2
Scottsdale, Arizona (February 18, 2014) - Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced results for the quarter and year ended December 31, 2013.
Fourth Quarter 2013 Highlights

•	Normalized FFO: Normalized FFO increased 17.0% to $40.1 million compared to Q4 2012.

•	Normalized FFO Per Share: $0.17 per diluted share, an increase of $0.01 per diluted share, or 6.3%, compared to Q4 2012.

•	Normalized FAD: $0.15 per diluted share, or $34.9 million, an increase of $0.01 per diluted share, or 7.1%, compared to Q4 2012.

•	Acquisitions: During the quarter, completed three acquisitions totaling $155.9 million (98% leased and approximately 450,000 square feet of GLA).

•	Same-Property Adjusted NOI: $51.4 million, an increase of $1.5 million, or 3.0%, compared to Q4 2012. Same-property cash rental revenue increased 2.2%, compared to Q4 2012.

•
Credit Rating Upgrade: In December 2013, Moody’s upgraded HTA’s investment grade credit rating to Baa2, with a stable outlook. This upgrade reduced the borrowing rate and facility fees on the variable rate term loans and revolving credit facility. The total interest expense savings on the current outstanding balances on these facilities is expected to be approximately $2.5 million in 2014.

•
Share Conversion: In November 2013, the remaining shares of Class B common stock converted to shares of Class A common stock providing full liquidity to the original stockholders. As a result, all outstanding shares of HTA’s common stock have converted to shares of Class A common stock and are eligible to trade on the NYSE.

Full Year 2013 Highlights

•	Normalized FFO: Normalized FFO increased 9.3% to $147.8 million compared to 2012.

•	Normalized FFO Per Share: $0.64 per diluted share, an increase of $0.03 per diluted share, or 4.9%, compared to 2012.

•	Normalized FAD: $0.58 per diluted share, or $133.0 million, an increase of $0.05 per diluted share, or 9.4%, compared to 2012.

•	Stockholders Returns: Generated 2013 returns that exceeded the SNL US REIT Healthcare Index by approximately 1,100 basis points and the MSCI US REIT (RMS) Index by approximately 230 basis points.

•
Acquisitions: Completed approximately $397.8 million of investments in medical office buildings (95% leased and approximately 1.5 million square feet of GLA), an increase in HTA’s total investments by more than 15%, by purchase price.

•	Same-Property Adjusted NOI: Same-Property Adjusted NOI grew by 3% or more, in each quarter of 2013.

•	Dividends: Declared annual cash dividends of $0.575 per share, that were paid to stockholders in equal quarterly installments.

•	Occupancy: Grew occupancy by GLA approximately 50 basis points to 91.6% from 91.1% at December 31, 2012.

•
In-House Property Management and Leasing Platform: Transitioned an additional 3.2 million square feet to HTA’s in-house property management and leasing platform, which operates 12.0 million square feet, or 85% of total GLA, as of the year ended 2013.

•	Capital Raising: Raised approximately $245.3 million of common stock at an average price of $11.22 per share through the ATM program.

•	Financing: Executed its debut $300.0 million, 10-year bond issuance while interest rates were at historically low levels in 2013.

•	Liquidity: In July 2013, HTA was added to the Russell Global and Russell 1000 Indexes.

•
Balance Sheet: At the end of the year, HTA had total liquidity of $613.1 million, including $595.0 million of availability on its unsecured revolving credit facility, and $18.1 million of cash and cash equivalents. The leverage ratio of total debt to total capitalization was 34.0%.

•
Debt Refinance: Subsequent to the end of the year, HTA amended its $300.0 million term loan which extended the initial maturity to January 2018 and decreased the interest rate to LIBOR plus 1.2% based on our upgraded credit rating.

Financial Results
Normalized FFO
Normalized Funds from Operations, or Normalized FFO, was $0.17 per diluted share, or $40.1 million, for the three months ended December 31, 2013, compared to $0.16 per diluted share, or $34.2 million, for the three months ended December 31, 2012.
FFO
FFO was $0.16 per diluted share, or $38.0 million, for the three months ended December 31, 2013, compared to $0.13 per diluted share, or $26.8 million, for the three months ended December 31, 2012.
Normalized FAD
Normalized Funds Available for Distribution, or Normalized FAD, was $0.15 per diluted share, or $34.9 million, for the three months ended December 31, 2013, compared to $0.14 per diluted share, or $30.4 million, for the three months ended December 31, 2012.
Rental Income
Rental income increased 13.9% to $83.0 million for the three months ended December 31, 2013, compared to $72.9 million for the three months ended December 31, 2012. This increase in rental income was primarily driven by $397.8 million of completed acquisitions during 2013.
NOI
Net Operating Income, or NOI, was $59.3 million for the three months ended December 31, 2013, compared to $52.0 million for the three months ended December 31, 2012.
Same-Property Adjusted NOI
Same-Property Adjusted NOI increased 3.0% to $51.4 million for the three months ended December 31, 2013, compared to $49.9 million for the three months ended December 31, 2012.
General and Administrative Expenses
General and administrative expenses were $5.8 million for the three months ended December 31, 2013, which was consistent with the three months ended December 31, 2012.
Interest Expense and Change in the Fair Value of Derivative Financial Instruments
The total interest expense and change in the fair value of derivative financial instruments for the three months ended December 31, 2013 was $11.0 million, which included $13.3 million of interest expense related to debt and interest rate swaps, partially offset by approximately $2.3 million of net gains on the change in the fair value of HTA’s derivative financial instruments.
HTA ended the year with a weighted average borrowing cost of 3.95% per annum, inclusive of interest rate swaps. The weighted average remaining term of the debt portfolio increased to 5.2 years from 4.3 years at December 31, 2012.

Net Income or Loss
Net income for the three months ended December 31, 2013 was $4.1 million, compared to a net loss of $1.8 million for the three months ended December 31, 2012.
Balance Sheet
As of December 31, 2013, HTA had total assets of $2.8 billion, cash and cash equivalents of $18.1 million, and $595.0 million available on its unsecured revolving credit facility. The leverage ratio of total debt to total capitalization was 34.0%.
Occupancy & Tenant Retention
The occupancy rate of HTA’s portfolio, including month-to-month leases and leases that have been executed, but which have not yet commenced, was 91.6% by GLA. Tenant retention for the quarter was approximately 86% by GLA.
Credit Rated Tenants
Investment grade rated tenants as a percent of annualized base rent was approximately 40% as of December 31, 2013 and approximately 56% of HTA’s annualized base rent is derived from tenants that have (or whose parent companies have) a credit rating from a nationally recognized rating agency.
In-House Property Management and Leasing Platform
As of December 31, 2013, HTA’s in-house property management and leasing platform operated 12.0 million square feet, or 85% of total GLA.
Funds from Operations (FFO), Normalized FFO and Normalized Funds Available for Distribution (Normalized FAD)
HTA computes FFO in accordance with the current standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO, as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment write-downs of depreciable assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real asset values have historically risen or fallen based on market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders.
HTA’s methodology for calculating FFO may be different from methods utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund all of our needs. FFO should be reviewed in connection with other GAAP measurements.
HTA computes Normalized FFO, which excludes from FFO acquisition-related expenses, listing expenses, net gain or loss on change in fair value of derivative financial instruments, noncontrolling income or loss from operating partnership units included in diluted shares, transitional expenses, debt extinguishment costs and other normalizing items. HTA presents this non-GAAP financial measure because it allows for the comparison of our operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to such other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flows from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund our needs. Normalized FFO should be reviewed in connection with other GAAP measurements.
HTA also computes Normalized FAD, which excludes from Normalized FFO other income or expense, non-cash compensation expense, straight-line rent adjustments, amortization of acquired below and above market leases, deferred revenue - tenant improvement related, amortization of deferred financing costs and debt premium/discount and recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its ability to fund its ongoing dividends. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund all of our needs. Normalized FAD should be reviewed in connection with other GAAP measurements.

The following is the reconciliation of FFO, Normalized FFO and Normalized FAD to net income or loss attributable to common stockholders for the three months and year ended December 31, 2013 and 2012 (amounts in thousands, except per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income (loss) attributable to common stockholders	$4,062	$(1,836)	$24,261	$(24,424)
Depreciation and amortization expense (including amounts in discontinued operations)	33,922	28,639	121,647	116,418
FFO	$37,984	$26,803	$145,908	$91,994
FFO per share - basic	$0.16	$0.13	$0.64	$0.41
FFO per share - diluted	$0.16	$0.13	$0.63	$0.41
Acquisition-related expenses	4,437	2,210	7,523	8,843
Listing expenses	—	5,278	4,405	22,573
Net (gain) loss on change in the fair value of derivative financial instruments	(2,223)	(148)	(10,796)	7,667
Noncontrolling income (loss) from operating partnership units included in diluted shares	(13)	7	371	16
Transitional expenses	—	143	—	2,197
Debt extinguishment costs	—	—	—	1,886
Other normalizing items	(131)	(60)	423	86
Normalized FFO	$40,054	$34,233	$147,834	$135,262
Normalized FFO per share - basic	$0.17	$0.16	$0.65	$0.61
Normalized FFO per share - diluted	$0.17	$0.16	$0.64	$0.61

Normalized FFO	$40,054	$34,233	$147,834	$135,262
Other (income) expense	(14)	(22)	(42)	(89)
Non-cash compensation expense	518	599	1,887	1,756
Straight-line rent adjustments, net	(1,619)	(1,395)	(6,553)	(7,857)
Amortization of acquired below and above market leases, net	542	605	2,118	2,203
Deferred revenue - tenant improvement related	(178)	(145)	(516)	(557)
Amortization of deferred financing costs and debt discount/premium	755	840	3,211	3,312
Recurring capital expenditures, tenant improvements and leasing commissions	(5,130)	(4,324)	(14,925)	(16,126)
Normalized FAD	$34,928	$30,391	$133,014	$117,904
Normalized FAD per share - basic	$0.15	$0.14	$0.58	$0.53
Normalized FAD per share - diluted	$0.15	$0.14	$0.58	$0.53
Weighted average number of common shares outstanding:
Basic	236,805	214,412	228,075	222,713
Diluted	239,339	214,567	229,939	222,869
Net Operating Income (NOI), Adjusted NOI and Same-Property Adjusted NOI
NOI is a non-GAAP financial measure that is computed as net income or loss (computed in accordance with GAAP) before general and administrative expenses, non-traded REIT expenses, acquisition-related expenses, depreciation and amortization expense, listing expenses, interest expense and net change in the fair value of derivative financial instruments, debt extinguishment costs and other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance in the evaluation of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. NOI should be reviewed in connection with other GAAP measurements.

Adjusted NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired below and above market leases and lease termination fees. HTA believes that Adjusted NOI provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Adjusted NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term Adjusted NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Adjusted NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Adjusted NOI should be reviewed in connection with other GAAP measurements.
To facilitate the comparison of Adjusted NOI between periods, HTA calculates comparable amounts for a subset of its owned properties referred to as “same-property.” Same-Property Adjusted NOI excludes properties recently acquired, disposed of, held for sale, notes receivable interest income and certain non-routine items. Same-Property Adjusted NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Same-Property Adjusted NOI should be reviewed in connection with other GAAP measurements.
The following is the reconciliation of NOI, Adjusted NOI and Same-Property Adjusted NOI to net income or loss for the three months ended December 31, 2013 and 2012 (amounts in thousands):

	Three Months Ended December 31,
	2013	2012
Net income (loss)	$4,062	$(1,817)
General and administrative expenses	5,803	5,662
Non-traded REIT expenses	—	143
Acquisition-related expenses	4,437	2,210
Depreciation and amortization expense (including amounts in discontinued operations)	33,922	28,639
Listing expenses	—	5,278
Interest expense and the net change in fair value of derivative financial instruments (including amounts in discontinued operations)	11,041	11,896
Debt extinguishment costs	—	—
Other (income) expense	(14)	(22)
NOI	$59,251	$51,989
NOI percentage growth	14.0%

NOI	$59,251	$51,989
Straight-line rent adjustments, net	(1,619)	(1,395)
Amortization of acquired below and above market leases, net	542	605
Lease termination fees	—	(60)
Adjusted NOI	$58,174	$51,139
Notes receivable interest income	(613)	(546)
Non Same-Property Adjusted NOI	(6,205)	(721)
Same-Property Adjusted NOI	$51,356	$49,872
Same-Property Adjusted NOI percentage growth	3.0%

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA), a publicly traded real estate investment trust, is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are predominately located on or aligned with campuses of nationally or regionally recognized healthcare systems in the U.S.  Since its formation in 2006, HTA has invested approximately $3.0 billion to build a portfolio of properties that is comprised of approximately 14.1 million square feet of gross leasable area located in 27 states. It operates its properties through regional offices in Albany, Atlanta, Boston, Charleston, Dallas, Indianapolis and Scottsdale.
Forward-Looking Language
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America; policies and guidelines applicable to REITs; the availability of properties to acquire; and the availability of financing. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K and in our other filings with the SEC.

HEALTHCARE TRUST OF AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31, 2013	December 31, 2012
ASSETS
Real estate investments:
Land	$197,892	$183,651
Building and improvements	2,339,774	2,044,113
Lease intangibles	409,356	352,884
Property held for sale, net	21,138	—
	2,968,160	2,580,648
Accumulated depreciation and amortization	(441,169)	(349,118)
Real estate investments, net	2,526,991	2,231,530
Real estate notes receivable	28,520	20,000
Cash and cash equivalents	18,081	15,956
Restricted cash and escrow deposits	18,114	17,623
Receivables and other assets, net	109,337	84,970
Other intangibles, net	50,343	44,011
Non-real estate assets of property held for sale, net	948	—
Total assets	$2,752,334	$2,414,090
LIABILITIES AND EQUITY
Liabilities:
Debt, net	$1,214,241	$1,037,359
Accounts payable and accrued liabilities	82,893	63,443
Derivative financial instruments - interest rate swaps	5,053	9,370
Security deposits, prepaid rent and other liabilities	35,339	24,450
Intangible liabilities, net	11,797	11,309
Total liabilities	1,349,323	1,145,931
Commitments and contingencies
Redeemable noncontrolling interest of limited partners	3,262	3,564
Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.01 par value; 1,000,000,000 and 700,000,000 shares authorized as of December 31, 2013 and 2012, respectively; 236,880,614 and 100,086,387 shares issued and outstanding as of December 31, 2013 and 2012, respectively	2,369	1,001
Class B common stock, $0.01 par value; 0 and 300,000,000 shares authorized as of December 31, 2013 and 2012, respectively; 0 and 114,566,254 shares issued and outstanding as of December 31, 2013 and 2012, respectively	—	1,146
Additional paid-in capital	2,126,897	1,885,836
Cumulative dividends in excess of earnings	(742,060)	(633,717)
Total stockholders’ equity	1,387,206	1,254,266
Noncontrolling interest	12,543	10,329
Total equity	1,399,749	1,264,595
Total liabilities and equity	$2,752,334	$2,414,090

HEALTHCARE TRUST OF AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues:
Rental income	$83,003	$72,854	$317,341	$293,076
Interest income from real estate notes receivable and other income	684	621	2,558	4,304
Total revenues	83,687	73,475	319,899	297,380
Expenses:
Rental	24,818	22,008	97,053	95,046
General and administrative	5,803	5,662	24,448	21,741
Non-traded REIT	—	143	—	4,340
Acquisition-related	4,437	2,210	7,523	8,843
Depreciation and amortization	33,922	28,406	121,476	115,497
Listing	—	5,278	4,405	22,573
Total expenses	68,980	63,707	254,905	268,040
Income (loss) before other income (expense)	14,707	9,768	64,994	29,340
Other income (expense):
Interest expense:
Interest related to derivative financial instruments	(1,866)	(2,693)	(5,314)	(4,944)
Net gain (loss) on change in the fair value of derivative financial instruments	2,223	148	10,796	(7,667)
Total interest related to derivative financial instruments, including net change in the fair value of derivative financial instruments	357	(2,545)	5,482	(12,611)
Interest related to debt	(11,398)	(9,220)	(46,941)	(39,868)
Debt extinguishment costs	—	—	—	(1,886)
Other income (expense)	14	22	42	89
Income (loss) from continuing operations	3,680	(1,975)	23,577	(24,936)
Income from discontinued operations	382	158	1,107	568
Net income (loss)	$4,062	$(1,817)	$24,684	$(24,368)
Net income attributable to noncontrolling interests	—	(19)	(423)	(56)
Net income (loss) attributable to common stockholders	$4,062	$(1,836)	$24,261	$(24,424)
Earnings (losses) per common share - basic:
Income (loss) from continuing operations attributable to common stockholders	$0.02	$(0.01)	$0.10	$(0.11)
Discontinued operations	0.00	0.00	0.00	0.00
Net income (loss) attributable to common stockholders	$0.02	$(0.01)	$0.10	$(0.11)
Earnings (losses) per common share - diluted:
Income (loss) from continuing operations attributable to common stockholders	$0.02	$(0.01)	$0.10	$(0.11)
Discontinued operations	0.00	0.00	0.00	0.00
Net income (loss) attributable to common stockholders	$0.02	$(0.01)	$0.10	$(0.11)
Weighted average number of common shares outstanding:
Basic	236,805	214,412	228,075	222,713
Diluted	239,339	214,412	229,939	222,713